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                                  NETZERO, INC.

                     NOTE SECURED BY STOCK PLEDGE AGREEMENT

$628,638.30                                                       March 20, 1999
                                                    Westlake Village, California

                  FOR VALUE RECEIVED, Mark Goldston ("Maker") promises to pay to the order of NetZero, Inc. (the "Corporation"), at its corporate offices at 3835 East Thousand Oaks Boulevard, #338, Westlake Village, California, the principal sum of Six Hundred Twenty-Eight Thousand Six Hundred Thirty-Eight Dollars and Thirty Cents ($628,638.30) together with all accrued interest thereon, upon the terms and conditions specified below.

         1. INTEREST. Interest shall accrue on the unpaid balance outstanding from time to time under this Note at the rate of 4.83% per annum, compounded annually.

         2. PRINCIPAL. The entire principal balance of this Note, together with all accrued and unpaid interest, shall become due and payable in one lump sum on March 20, 2004.

         3. PAYMENT. Payment shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

         4. EVENTS OF ACCELERATION. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

                  A. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

                  B. the occurrence of any event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby which default is not cured within the applicable cure periods set forth therein.

         5.       Intentionally omitted.

         6. SECURITY. The proceeds of the loan evidenced by this Note shall be applied solely to the payment of the purchase price of 4,190,922 shares of the Corporation's common stock and payment of this Note shall be secured by a pledge of those shares with the Corporation pursuant to the Stock Pledge Agreement to be executed this date by the Maker. All amounts due under this Note shall be 50% recourse to Maker and 50% non-recourse to Maker. If

                                       1.

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Maker prepays any principal amounts hereunder, the recourse and nonrecourse portions of this Note shall be proportionately reduced.

         7. COLLECTION. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorneys' fees) incurred in connection with such action.

         8. WAIVER. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of a condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

         The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

         9. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

         10. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of California without regard to conflict of laws principles.

                                                 /s/ MARK GOLDSTON
                                                 -----------------------------
                                                 MAKER:  MARK GOLDSTON

                                       2.


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                                  NETZERO, INC.

                                AMENDMENT TO NOTE

         THIS AMENDMENT TO NOTE (this "Amendment") is dated as of May 14, 1999, between Mark Goldston ("Goldston") and NetZero, Inc. (the "Company"). All capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Note Secured by Stock Pledge Agreement dated March 20, 1999 (the "Note"), made by Goldston in favor of the Company, evidencing a loan in the amount of $628,638.30.

         In consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Paragraph 6 of the Note is hereby amended and restated in its entirety as follows:

                  "SECURITY. The proceeds of the loan evidenced by this Note shall be applied solely to the payment of the purchase price of 4,190,922 shares of the Corporation's common stock and payment of this Note shall be secured by a pledge of (a) those shares, and (b) 36,232 shares of the Corporation's Series D Preferred Stock. Such pledge shall be with the Corporation pursuant to that certain Stock Pledge Agreement dated as of March 20, 1999, between the Corporation and the Maker, as amended from time to time. All amounts due under this Note shall be 100% recourse to Maker."

         2. In all other respects, the Note shall remain unchanged and in full force and effect in accordance with the terms thereof.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

                                                NETZERO, INC.



                                                By: /s/ RONALD T. BURR
                                                   ---------------------------
                                                    Ronald T. Burr, President

                                                /s/ MARK R. GOLDSTON
                                                ------------------------------
                                                MARK R. GOLDSTON

                                       1.